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                                                                     EXHIBIT 5.1


                    [STRASBURGER & PRICE, L.L.P. LETTERHEAD]





                               September 27, 1996


National Energy Group, Inc.
4925 Greenville Avenue
Suite 1400
Dallas, Texas 75206

Gentlemen:

         We have acted as counsel for National Energy Group, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 134,887 shares of Common Stock, $.01 par value per share (the "Shares"), of the Company to be offered upon the terms and subject to the conditions set forth in the Alexander Energy Corporation 1986 Incentive Stock Option Plan, as amended (the "1986 Plan"), and the Alexander Energy Corporation 1993 Stock Option Plan (the "1993 Plan"; together with the 1986 Plan, the "Plans"). At your request, this opinion is being furnished to the Company for filing as Exhibit 5.1 to the Registration Statement referred to below.

         In connection therewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, the Plans, records of relevant corporate proceedings with respect to the offering of the Shares and such other documents and instruments as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. We have also reviewed the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission with respect to the Shares (the "Registration Statement").

         We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

         Based solely on the foregoing, we are of the opinion that the Shares being registered pursuant to the Registration Statement, when paid for and issued in accordance with the terms of the Plans, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

         The opinions set forth above are limited exclusively to the General Corporation Law of the State of Delaware.
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National Energy Group, Inc.
September 27, 1996
Page 2




         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

         By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

                                        Very truly yours,


                                        STRASBURGER & PRICE, L.L.P.